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    (as permitted by Rule 14a-69e)(2))
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                           Quaker Chemical Corporation
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

________________________________________________________________________________
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    4) Date filed: _____________________________________________________________

                           QUAKER CHEMICAL CORPORATION

                               ELM AND LEE STREETS

                        CONSHOHOCKEN, PENNSYLVANIA 19428

                         ------------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                         ------------------------------

To the Shareholders of Quaker Chemical Corporation:

     Notice is hereby given that the Annual Meeting of Shareholders of Quaker Chemical Corporation (the "Company") will be held in Salons A and B, Philadelphia Marriott West, Matsonford at Front Street, 111 Crawford Avenue, West Conshohocken, Pennsylvania 19428, on Wednesday, May 10, 2000, at 9:00 A.M., local time, for the following purposes:

     1. To elect four (4) Class II Directors, each to serve for three years and until his respective successor is elected and qualified;

     2. To consider and act upon a proposal to approve the adoption of the Company's 2000 Employee Stock Purchase Plan;

     3. To consider and act upon ratifying the appointment of PricewaterhouseCoopers LLP as the Company's independent accountants for the year 2000; and

     4. To transact such other business as may properly come before the Meeting or any adjournments thereof.

     Only shareholders of record at the close of business on March 10, 2000 are entitled to notice of and to vote at the Meeting.

     IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE MEETING. YOU ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU EXPECT TO ATTEND IN PERSON, YOU ARE URGED TO COMPLETE, SIGN, DATE, AND RETURN THE ENCLOSED PROXY IN THE SELF-ADDRESSED ENVELOPE ENCLOSED FOR YOUR CONVENIENCE; NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

                                         By Order of the Board of Directors,


                                         /s/ D. Jeffry Benoliel
                                             ------------------
                                             D. Jeffry Benoliel
                                             Secretary

Dated: March 30, 2000

                          QUAKER CHEMICAL CORPORATION

                       ---------------------------------

                                PROXY STATEMENT

                       ---------------------------------

     The solicitation of the accompanying proxy is made by and on behalf of the Board of Directors of Quaker Chemical Corporation, a Pennsylvania corporation (the "Company"), whose principal executive offices are located at Elm and Lee Streets, Conshohocken, Pennsylvania 19428, for use at the Annual Meeting of Shareholders to be held on Wednesday, May 10, 2000, and at any adjournments thereof. The Meeting will be held in Salons A and B, Philadelphia Marriott West, Matsonford at Front Street, 111 Crawford Avenue, West Conshohocken, Pennsylvania 19428 at 9:00 A.M., local time. The approximate date on which this Proxy Statement and the accompanying form of proxy will first be sent or given to shareholders is March 30, 2000. Any shareholder executing and delivering the accompanying proxy has the power to revoke it at any time prior to its use by giving notice of its revocation to the Secretary of the Company.

     The Company will bear the cost of the solicitation of proxies. Proxies will be solicited by mail, telephone, facsimile, electronic mail, and personal contact by certain officers and regular employees of the Company. The Company will, upon the request of record holders, pay reasonable expenses incurred by record holders who are brokers, dealers, banks or voting trustees, or their nominees, for mailing proxy material and the Company's Annual Report to Shareholders to any beneficial holder of the Common Stock they hold of record.

     Proxies in the accompanying form which are properly executed, returned to the Company, and not revoked will be voted in accordance with the instructions thereon, or, in the absence of specific instruction, will be voted for the election of all four (4) of the nominees named therein, for approval of the Company's 2000 Employee Stock Purchase Plan, and for ratification of the appointment of PricewaterhouseCoopers LLP as the Company's independent accountants for the year 2000.

     As of March 10, 2000, the outstanding voting securities of the Company consisted of 8,803,470 shares of Common Stock, $1.00 par value ("Common Stock"). As more specifically provided in Article 5 of the Company's Articles of Incorporation, shareholders who, as of March 10, 2000, held shares of the Company's Common Stock beneficially owned since March 1, 1997 are entitled to cast ten (10) votes for each such share. Holders of shares the beneficial ownership of which was acquired after March 1, 1997 are entitled to cast one (1) vote per share, subject to certain exceptions described in Exhibit A to this Proxy Statement. Based on the information available to the Company on March 10, 2000, the holders of 2,680,480 shares of Common Stock will be entitled to cast ten (10) votes with respect to each such share, and the holders of 6,122,990 shares of Common Stock, including but not limited to those shares held in "street" or "nominee" name or by a broker, clearing agency, voting trustee, bank, trust company, or other nominee which have been presumed to have been acquired by the beneficial owner subsequent to March 1, 1997 in accordance with the terms and conditions of Article 5 of the Company's Articles of Incorporation, will be entitled to cast one (1) vote with respect to each such share, representing an aggregate of 32,927,790 votes. The aforementioned presumption that a share is entitled to one (1) vote rather than ten (10) is rebuttable upon presentation to the Company of written evidence to the contrary in accordance with the procedures established by the Company and described in Exhibit A to this Proxy Statement. The effect of rebutting the foregoing presumption will be to increase the number of votes that may be cast at the Meeting. Depending on the number of shares with respect to which the aforementioned presumption is rebutted, the total number of votes that may be cast at the Meeting could be increased to as many as 88,034,700. The presence, in person or by proxy, of shareholders entitled to cast at least a majority of the votes that all shareholders are entitled to cast on a particular matter will constitute a quorum for the purpose of considering such matter. Abstentions, and any shares as to which a broker or nominee indicates that it does not have discretionary authority to vote on a particular matter, will be treated as shares that are present and entitled to vote for purposes of determining the presence of a quorum but as unvoted for purposes of determining whether the approval of shareholders has been obtained with respect to any such matter.

     Only shareholders of record at the close of business on March 10, 2000 are entitled to notice of and to vote at the Meeting or any adjournments thereof.

                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
                                 AND MANAGEMENT

CERTAIN BENEFICIAL OWNERS

     The following table sets forth information, as of March 10, 2000, with respect to persons known to the Company to be the beneficial owners (as defined in Rule 13d-3 of the Securities Exchange Act of 1934, as amended) of more than five percent of its Common Stock (its only class of outstanding equity securities). Peter A. Benoliel and DePrince, Race & Zollo, Inc. have sole voting and dispositive power over the outstanding Common Stock listed opposite their names. Investment Counselors of Maryland, Inc. has sole voting power over 385,000 shares, shared voting power over 75,000 shares, and sole dispositive power over 460,000 shares opposite its name. Ronald J. Naples has sole voting and dispositive power over 476,975 shares and shared voting and dispositive power over 2,186 shares opposite his name.

                                  NUMBER
                                 OF SHARES        PERCENT OF         NUMBER
NAME AND ADDRESS                 OWNED(1)          CLASS(2)         OF VOTES
----------------                 ---------       ------------       --------
Peter A. Benoliel                 464,600            5.3            4,646,000
     130 Cornwall Lane
     St. Davids, PA 19087

DePrince, Race & Zollo, Inc.      591,800(3)         6.7            591,800(3)
     201 South Orange Street
     Suite 850
     Orlando, FL 32801

Investment Counselors of          460,000(3)         5.2            460,000(3)
     Maryland, Inc.
     803 Cathedral Street
     Baltimore, MD 21201-5297

Ronald J. Naples                  479,161(4)         5.2            605,903
     411 Wister Road
     Wynnewood, PA 19096

------------------
(1) Based upon information contained in filings made by the named person with the Securities and Exchange Commission.

(2) Based upon 8,803,470 shares outstanding, adjusted to reflect options currently exercisable or exercisable within sixty (60) days of the record date by the named person.

(3) These shares, which are held in street name, are presumed under Article 5 of the Company's Articles of Incorporation to be entitled to one (1) vote per share.

(4) Includes (i) 342,500 shares subject to options that are currently exercisable or will become exercisable within sixty (60) days of the record date and (ii) 2,186 shares held jointly with his spouse.

DIRECTORS AND OFFICERS

     The following table sets forth information, as of March 10, 2000, with respect to beneficial ownership of the Company's Common Stock by each director, each nominee for director, each executive officer named in the Summary Compensation Table, and all directors and executive officers of the Company as a group. Each director, nominee, and executive officer has sole voting and dispositive power over the Common Stock listed opposite his/her name unless otherwise noted.

                                 NUMBER
                                OF SHARES        PERCENT OF        NUMBER OF
NAME                              OWNED           CLASS(1)           VOTES
----                            ---------       ------------       ---------
Joseph B. Anderson, Jr.             5,000(2)          --              50,000
Patricia C. Barron                 12,243             --              87,843
Peter A. Benoliel                 464,600(3)         5.3           4,646,000
Donald R. Caldwell                  5,992             --               5,992
Robert E. Chappell                  3,248             --              12,248
William R. Cook                     5,000             --               5,000
Edwin J. Delattre                   2,858(2)          --               8,348
Robert P. Hauptfuhrer               8,500             --              73,300
Ronald J. Naples                  479,161(2)(4)      5.2             605,903
Robert H. Rock                      3,248             --              12,248
Joseph W. Bauer                    25,956(4)          --               3,206
Ian F. Clark                        5,000(4)          --                   0
Daniel S. Ma                       47,586(4)          --               8,238
Marcus C. J. Meijer               114,950(4)         1.3              30,000

All directors and
executive officers as a
group (18 persons)              1,318,009(4)        13.9           5,559,443(5)

------------------
(1) Based upon 8,803,470 shares outstanding, adjusted to reflect options currently exercisable or exercisable within sixty (60) days of the record date by the named person. The percentage is less than 1%, except as otherwise indicated.

(2) Includes 500 shares in the case of Mr. Anderson, 2,858 shares in the case of Dr. Delattre, and 2,186 shares in the case of Mr. Naples held jointly with their spouse.

(3)  Does not include 7,800 shares held of record by Mr. Benoliel's wife.

(4) Includes 22,750 shares in the case of Mr. Bauer; 5,000 shares in the case of Mr. Clark; 45,000 shares in the case of Mr. Ma; 111,950 shares in the case of Mr. Meijer; 342,500 shares in the case of Mr. Naples; and 653,450 shares in the case of all directors and officers as a group subject to options that are currently exercisable or will become exercisable within sixty (60) days of the record date.

(5) Represents 16.9% of all votes entitled to be cast at the Meeting, based on information available on March 10, 2000.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Based solely (i) on the Company's review of certain reports filed with the Securities and Exchange Commission ("SEC") pursuant to Section 16(a) of the Securities Exchange Act of 1934 (the "Act"), as amended, and (ii) written representations of the Company's directors and officers, the Company believes that all reports required to be filed pursuant to the 1934 Act with respect to transactions in the Company's Common Stock through December 31, 1999 were filed on a timely basis.

                             ELECTION OF DIRECTORS

     The Articles of Incorporation, as amended, provide that the Company shall have a Board of Directors that is divided into three (3) classes, each class to consist, as nearly as may be possible, of one-third of the total number of directors. One class shall be elected each year to serve as directors for a term of three (3) years. Directors elected to fill vacancies and newly created directorships serve for the balance of the term of the class to which they are elected. At the present time, there are ten (10) directors including three (3) Class I Directors, four (4) Class II Directors, and three (3) Class III Directors.

     The proxies will be voted in accordance with the instructions set forth therein, and proxies for which no contrary instructions are given will be voted for the Class II nominees, Donald R. Caldwell, Robert E. Chappell, William R. Cook, and Robert P. Hauptfuhrer, each of whom is presently serving as a director of the Company, with Messrs. Caldwell, Chappell, and Hauptfuhrer having been so elected by the shareholders at the Annual Meeting held on May 7, 1997 and Mr. Cook being appointed by the Board of Directors of the Company on January 19, 2000 to fill the vacancy created by the resignation of Mr. Lennox K. Black, effective October 11, 1999. If any nominee withdraws or otherwise becomes unable to serve, which is not anticipated, the proxies will be voted for a substitute nominee who will be designated by the Board of Directors. The following table sets forth information concerning the nominees and the Company's directors who will continue to serve in that capacity following the Meeting:

                                      FIRST BECAME                  PRINCIPAL OCCUPATION FOR
        NAME AND (AGE)                 A DIRECTOR                      THE PAST FIVE YEARS
        --------------                ------------                  ------------------------
Class I -- Directors elected in 1999 to serve until the Annual Meeting in 2002:

Peter A. Benoliel (68)                    1961           Former Chairman of the Board and Chief
                                                           Executive Officer of the Company.

Ronald J. Naples (54)                     1988           Chairman of the Board of the Company since May
                                                           1997; Chief Executive Officer of the Company
                                                           since October 1995; and President of the
                                                           Company from October 1995 until March 1998.
                                                           Formerly Chairman of the Board and Chief
                                                           Executive Officer, Hunt Corporation, a
                                                           producer and distributor of office and
                                                           graphic display products.

Robert H. Rock (49)                       1996           President, MLR Holdings, LLC, an investment
                                                           company with holdings in the publishing and
                                                           information businesses. Formerly Chairman and
                                                           majority owner of IDD Enterprises, a
                                                           publisher of magazines, newsletters, and a
                                                           provider of on-line data for financial
                                                           executives. Member of the Board of Directors
                                                           of Alberto-Culver Company, Hunt Corporation,
                                                           and The Penn Mutual Life Insurance Company.

Class II -- Directors nominated for election in 2000 to serve until the Annual Meeting in 2003:

Donald R. Caldwell (53)                   1997           Chief Executive Officer and Founder, Cross
                                                           Atlantic Technology Fund, LLC, a venture
                                                           capital fund with offices in the United
                                                           States, Ireland, and England. Formerly
                                                           President and Chief Operating Officer,
                                                           Safeguard Scientifics, Inc. from February
                                                           1996 to March 1999 and its Executive Vice
                                                           President from 1993 to 1996. Member of the
                                                           Board of Directors of First Consulting Group,
                                                           Inc., Diamond Technology Partners, Inc., and
                                                           Kanbay, LLC.

Robert E. Chappell (55)                   1997           Chairman and Chief Executive Officer, The Penn
                                                           Mutual Life Insurance Company, being Chairman
                                                           since January 1997, Chief Executive Officer
                                                           since April 1995, and President from 1994
                                                           until 1996. Member of the Board of Directors
                                                           of P. H. Glatfelter Company.

                                      FIRST BECAME                  PRINCIPAL OCCUPATION FOR
        NAME AND (AGE)                 A DIRECTOR                      THE PAST FIVE YEARS
        --------------                ------------                  ------------------------
William R. Cook (56)                      2000           President and Chief Executive Officer, Severn
                                                           Trent Services, Inc., a water purification
                                                           products, laboratory and operating services,
                                                           and utility management software company.
                                                           Formerly Vice Chairman and Co-Chief Executive
                                                           Officer of Hercules, Incorporated from 1998
                                                           to January 1999 and Chairman, President, and
                                                           Chief Executive Officer of BetzDearborn,
                                                           Inc., having served as its Chairman from 1996
                                                           to 1998 and its President and Chief Executive
                                                           Officer from 1993 to 1998. Member of the
                                                           Board of Directors of Teleflex Incorporated.

Robert P. Hauptfuhrer (68)                1977           Former Chairman of the Board and Chief
                                                           Executive Officer, Oryx Energy Company, an
                                                           energy company. Trustee, 1838 Investment
                                                           Advisors Fund.

Class III -- Directors elected in 1998 to serve until the Annual Meeting in 2001:

Joseph B. Anderson, Jr. (57)              1992           Chairman and Chief Executive Officer, Chivas
                                                           Industries LLC, an interior trim automotive
                                                           supplier and manufacturer. Member of the
                                                           Board of Directors of Meritor Automotive,
                                                           Inc. and R. R. Donnelly & Sons Co.

Patricia C. Barron (57)                   1989           Clinical Associate Professor and Senior Fellow,
                                                           Stern School of Business, New York
                                                           University. Formerly Corporate Vice
                                                           President, Business Operations Support, and
                                                           President, Xerox Engineering Systems
                                                           Division, Xerox Corporation. Member of the
                                                           Board of Directors of ARAMARK Corporation,
                                                           Reynolds Metals Company, and Teleflex
                                                           Incorporated.

Edwin J. Delattre (58)                    1984           Dean, School of Education and Professor of
                                                           Philosophy, College of Arts and Sciences,
                                                           Boston University.

     There are no family relationships between any directors, executive officers, or nominees for election as directors of the Company.

COMMITTEES OF THE BOARD OF DIRECTORS; MEETINGS

     The Company has an Executive Committee whose principal functions are to act for the Board of Directors in situations requiring prompt action when a meeting of the full Board is not feasible; to make recommendations to the Board concerning programs of external corporate development; and to establish guidelines as to capital structure and deployment of capital resources. The current members of the Committee, which met once in 1999, are P. A. Benoliel (Chairman), R. E. Chappell, R. P. Hauptfuhrer, R. J. Naples, and R. H. Rock.

     The Company has an Audit Committee whose principal functions are to recommend the selection of independent accountants; approve the scope of audit and specification of non-audit services provided by such accountants and the fees for such services; and review audit results, internal accounting procedures, and programs to comply with applicable laws and regulations relating to financial accountability. The current members of the Committee, which met three times in 1999, are R. P. Hauptfuhrer (Chairman), J. B. Anderson, Jr., P.
C. Barron, and D. R. Caldwell.

     The Company has a Compensation/Management Development Committee whose principal functions are to review and recommend officers' compensation; review the performance of officers and management development and succession; review compensation levels throughout the Company; and administer the Company's Long-Term Performance Incentive Plan. The current members of the Committee, which met four times in 1999, are R. H. Rock (Chairman), D. R. Caldwell, R. E. Chappell, and E. J. Delattre.

     The Company has a Nominating Committee whose principal role is to ensure that the Board of Directors has the depth and range of relevant experience to provide optimal governance of the Company and growth in shareholder value. To accomplish this, the Committee has responsibility to review Board membership, provide leadership in the nomination of directors, and review shareholder proposals. The current members of the Committee, which met three times during 1999, are E. J. Delattre (Chairman), P. A. Benoliel, P. C. Barron, R. P. Hauptfuhrer, and R. J. Naples. The Committee will consider candidates recommended by shareholders when submitted in writing not later than November 30, 2000 with a statement of the candidate's business experience, business affiliations, and confirmation of the candidate's willingness to serve as a nominee. Nominations should be submitted to the Secretary of the Company.

     During the year ended December 31, 1999, six regular meetings of the Board of Directors were held. During 1999, each of the directors was in attendance in person or by teleconference at no less than 75% of the aggregate number of meetings of the Board of Directors and Committees of the Board on which he or she then served, except for Mr. Batchelor, who did not attend either of the two Board meetings held prior to his decision not to stand for reelection to the Board at the Annual Meeting of Shareholders held on May 12, 1999; Mr. Black, who attended four of the five Board meetings and one of the two meetings of the Committee to which he was assigned; and Mr. Chappell, who attended four of the six Board meetings and two of the four meetings of the Committee to which he was assigned. The reasons for their absences were known to and are satisfactory to the Board of Directors.

                             EXECUTIVE COMPENSATION

Summary of Cash and Certain Other Compensation

     The following table sets forth certain summary information concerning compensation paid or accrued by the Company and its subsidiaries for the years ended December 31, 1997, 1998, and 1999 as to the Company's Chief Executive Officer, Mr. Naples, and each of the Company's other four most highly compensated officers who served as executive officers at December 31, 1999 (hereinafter referred to as the named executive officers).

                           SUMMARY COMPENSATION TABLE

                                                                                           LONG-TERM COMPENSATION
                                                                                --------------------------------------------
                                            ANNUAL COMPENSATION                            AWARDS                  PAYOUTS
                                 -----------------------------------------      ----------------------------      ----------
         (a)           (b)          (c)           (d)             (e)              (f)              (g)              (h)
                                                                                RESTRICTED       SECURITIES
      NAME AND                                                OTHER ANNUAL        STOCK          UNDERLYING
      PRINCIPAL                                               COMPENSATION       AWARD(S)         OPTIONS/           LTIP
      POSITION         YEAR      SALARY($)      BONUS($)         ($)(1)           ($)(2)         SARS(#)(3)       PAYOUTS($)
      ---------        ----      ---------      --------      ------------      ----------      ------------      ----------
Ronald J. Naples,      1999       425,000       340,000               0          114,750           35,000                0
Chairman of the        1998       575,938(5)    305,550(6)            0                0           14,000          614,625
Board and Chief        1997       635,938(5)    331,406(6)            0          590,625(7)             0                0
Executive Officer

Joseph W. Bauer,       1999       260,428       138,000               0           37,294           17,500                0
President and Chief    1998       202,731       132,886               0                0           30,000           75,000
Operating Officer

Ian F. Clark,          1999       155,125        97,500               0           18,647           10,000                0
Vice President
& Global Industry
Leader - Steel/
Fluid Power
(March 17, 1999 to
December 31, 1999)

Daniel S. Ma,          1999       171,038(11)    84,895         112,550(12)       12,909           10,000                0
Vice President         1998       171,703(11)    83,066          91,508(12)            0            6,000          245,850
and Managing           1997       170,280(11)    70,020          90,086(12)            0                0                0
Director
Asia/Pacific

Marcus C. J.           1999       215,871(11)    93,159               0           24,384           15,000                0
Meijer, Senior         1998       237,046(11)    92,588               0                0           10,000          368,775
Vice President         1997       202,302(11)    90,021               0                0                0                0
and Global
Industry Leader -
Metalworking/CMS


         (a)               (i)
      NAME AND          ALL OTHER
      PRINCIPAL        COMPENSATION
      POSITION            ($)(4)
      ---------        ------------
Ronald J. Naples,         14,400(8)
Chairman of the            3,712(8)
Board and Chief          950,763(8)
Executive Officer

Joseph W. Bauer,          54,044(9)
President and Chief      174,190(9)
Operating Officer

Ian F. Clark,             42,000(10)
Vice President
& Global Industry
Leader - Steel/
Fluid Power
(March 17, 1999 to
December 31, 1999)

Daniel S. Ma,                  0
Vice President                 0
and Managing                   0
Director
Asia/Pacific

Marcus C. J.                   0
Meijer, Senior                 0
Vice President                 0
and Global
Industry Leader -
Metalworking/CMS

------------------
 (1) During the year ended December 31, 1999, certain of the individuals named in column (a) received personal benefits not reflected in the amounts set forth for such individual in column (e), the dollar value of which did not exceed the lesser of $50,000 or 10% of the total of annual salary and bonus reported for such individual in columns (c) and (d).

 (2) During the year ended December 31, 1999, Messrs. Naples, Bauer, Clark, Ma, and Meijer each were granted a target stock award of 8,000, 2,600, 1,300, 900, and 1,700 shares, respectively. Payment of the award is contingent upon meeting the same performance targets set for the performance incentive units for the 1999-2001 performance period (see Note 3 to the Long-Term Incentive Plan Award table below). The number of shares each of the officers will receive will be based upon performance and will range from 0% to 200% of the target award. At target, the CEO and other named officers will receive stock in the amounts stated above. For purposes of this Summary Compensation Table, the amount listed in Column (f) reflects the value of the stock award at target based on $14.3438 per share, the average of the lowest and highest sale price for the Common Stock on the New York Stock Exchange on March 17, 1999, the date the award was granted.

 (3) Options to purchase shares of the Company's Common Stock.

 (4) Does not include discount on any Common Stock purchased by certain officers pursuant to the Company's Employee Stock Purchase Plan.

 (5) Includes compensation earned by Mr. Naples pursuant to the 1995 Naples Restricted Stock Plan and Agreement (i) for 1998, the fair market value of 15,000 shares of Common Stock awarded to Mr. Naples on October 2, 1998, which shares had a fair market value of $225,937.50 (based on the last reported sale price for the Common Stock on the New York Stock Exchange on October 2, 1998 of $15.0625 per share) and (ii) for 1997, the fair market value of 15,000 shares of Common Stock delivered to Mr. Naples on October 2, 1997, which shares had a fair market value of $285,937.50 (based on the last reported sale price for the Common Stock on the New York Stock Exchange on October 2, 1997 of $19.0625 per share).

 (6) Represents (i) for 1998, the fair market value (based on the last reported sale price for the Common Stock on the New York Stock Exchange on December 31, 1998 of $18.00 per share of 16,975 shares of restricted Common Stock awarded to Mr. Naples in lieu of an annual cash incentive bonus and (ii) for 1997, the fair market value (based on the last reported sale price for the Common Stock on the New York Stock Exchange on December 31, 1997 of $18.9375 per share) of 17,500 shares of restricted Common Stock awarded to Mr. Naples in lieu of an annual cash incentive bonus (see Note 7 and the Compensation/Management Development Committee Report below).

 (7) Represents for 1997, the fair market value (based on the last reported sale price for the Common Stock on the New York Stock Exchange on May 7, 1997 of $16.875 per share) of 35,000 shares of restricted Common Stock which Mr. Naples was eligible to receive in 1997 and 1998 in lieu of an annual cash bonus if pre-established financial criteria applicable to all incentive-based employees were met, of which (see Note 6 above) 17,500 shares were earned in 1997 and 16,975 shares were earned in 1998.

 (8) Represents (i) for 1999 and 1998, compensation earned under the Company's Profit Sharing Plan and (ii) for 1997, the fair market value (based on the last reported sale price for the Common Stock on the New York Stock Exchange on December 31, 1997 of $18.9375 per share) of (a) 50,000 shares of restricted Common Stock ($946,875) earned by Mr. Naples in 1997 under the 1995 Naples Restricted Stock Plan and Agreement at the rate of 1,000 shares for each $.01 increase in the Company's net income per share of Common Stock in excess of $1.10 (after elimination of the effects of foreign currency fluctuations) and (b) $3,888 earned under the Company's Profit Sharing Plan.

 (9) Includes (i) for 1999, $14,400 earned under the Company's Profit Sharing Plan and (ii) for 1999 ($39,644) and for 1998 ($174,190) relocation expenses paid to Mr. Bauer in connection with his employment by the Company which included reimbursement for temporary living expenses, closing costs, and loss on sale of residence.

(10) Represents relocation expenses paid to Mr. Clark in connection with his employment with the Company.

(11) Mr. Ma's and Mr. Meijer's compensation was paid in Hong Kong dollars and Dutch guilders, respectively. For purposes of this presentation, Mr. Ma's and Mr. Meijer's salary and bonus for each year have been translated into U.S. dollars using the applicable exchange rates for the conversion of currencies into U.S. dollars on December 31 of such year.

(12) Represents housing benefits paid to Mr. Ma in connection with his assignment for the Company in Hong Kong.

Options/SAR Grants in the Last Fiscal Year

     During 1999, the Company granted stock options (without any stock appreciation rights) to the named executive officers as follows:

                         STOCK OPTION GRANTS LAST YEAR

                                                                                                         POTENTIAL
                                                                                                       REALIZED VALUE
                                                                                                         AT ASSUMED
                                                                                                      ANNUAL RATES OF
                                                                                                        STOCK PRICE
                                                                                                      APPRECIATION FOR
                                                      INDIVIDUAL GRANTS                                 OPTION TERM
                                --------------------------------------------------------------      --------------------
(a)                                (b)                (c)               (d)            (e)            (f)          (g)
                                NUMBER OF
                                SECURITIES
                                UNDERLYING        % OF TOTAL         EXERCISE
                                 OPTIONS        OPTIONS GRANTED       OR BASE
                                 GRANTED         TO EMPLOYEES          PRICE        EXPIRATION
NAME                              (#)(1)            IN 1999          ($/SH)(2)         DATE          5%($)       10%($)
----                            ----------      ---------------      ---------      ----------      -------      -------
Ronald J. Naples                  35,000             22.2             14.3438        3/17/06        315,726      800,111
Joseph W. Bauer                   17,500             11.1             14.3438        3/17/06        157,863      400,056
Ian F. Clark                      10,000              6.3             14.0625        3/15/09         88,438      224,120
Daniel S. Ma                      10,000              6.3             14.3438        3/17/06         90,207      228,603
Marcus C. J. Meijer               15,000              9.5             14.3438        3/17/06        135,311      342,905

------------------
(1) All of the options listed above are non-qualified stock options. Of the options granted to Messrs. Bauer, Ma, Meijer, and Naples, 50% were exercisable as of March 17, 2000, 25% will be exercisable on March 17, 2001, and the remaining 25% will be exercisable on March 17, 2002. Of the 10,000 options granted to Mr. Clark, 5,000 were exercisable as of March 15, 2000, 2,500 will be exercisable on March 15, 2001, and 2,500 will be exercisable on March 15, 2002.

(2) The purchase price of a share of Common Stock is the fair market value of a share of Common Stock on the date of grant.

Aggregate Option/SAR Exercises in Last Fiscal Year and FY-End Option/SAR Values

     The following table provides information related to options to purchase the Company's Common Stock held by the named executive officers during the year ended December 31, 1999 and the number and value of such options held as of the end of such year. The Company does not have any outstanding stock appreciation rights.

                  AGGREGATE OPTION/SAR EXERCISES IN LAST YEAR
                         AND YEAR-END OPTION/SAR VALUES

(a)                              (b)              (c)                      (d)                                (e)
                                                                   NUMBER OF SECURITIES               VALUE OF UNEXERCISED
                                                 VALUE            UNDERLYING UNEXERCISED              IN-THE-MONEY OPTIONS
                           SHARES ACQUIRED      REALIZED          OPTIONS AT YEAR END(#)                 AT YEAR END($)
NAME                       ON EXERCISE(#)         ($)         EXERCISABLE      UNEXERCISABLE       EXERCISABLE/UNEXERCISABLE
----                       ---------------      --------      -----------      -------------      ----------------------------
Ronald J. Naples                  0                0            318,000           42,000                      56,250/0
Joseph W. Bauer                   0                0                  0           47,500                           0/0
Ian F. Clark                      0                0                  0           10,000                       0/1,875
Daniel S. Ma                      0                0             37,000           13,000                           0/0
Marcus C. J. Meijer               0                0             85,000           20,000                           0/0

------------------
(1) Based on the last sale price on December 31, 1999 on the New York Stock Exchange of $14.25 per share.

Long-Term Performance Incentive Plan Awards in Last Fiscal Year

     During 1999, the Company granted performance incentive units pursuant to the Company's Long-Term Performance Incentive Plan to the named executive officers as follows:

                  LONG-TERM INCENTIVE PLAN -- AWARDS LAST YEAR

                                                                                     ESTIMATED FUTURE PAYOUTS
                                                                                 UNDER NON-STOCK PRICE-BASED PLAN
                                                                          -----------------------------------------------

(a)                                (b)                   (c)                  (d)               (e)               (f)
                                NUMBER OF            PERFORMANCE
                                 SHARES,              OR OTHER
                                  UNITS             PERIOD UNTIL
                                 OR OTHER           MATURATION OR          THRESHOLD          TARGET            MAXIMUM
NAME(1)                        RIGHTS(#)(2)            PAYOUT             ($ OR #)(3)       ($ OR #)(3)       ($ OR #)(3)
-------                        ------------       -----------------       -----------       -----------       -----------
Ronald J. Naples                  65,000          1999 through 2001          3,250            65,000            130,000
Joseph W. Bauer                   88,790          1999 through 2001          4,440            88,790            177,580
Ian F. Clark(4)                    2,200          1997 through 2000          1,863            37,263             74,525
                                  37,263          1999 through 2001          1,175            23,500             47,000
Daniel S. Ma                      59,194          1999 through 2001          2,960            59,194            118,388
Marcus C. J. Meijer               83,737          1999 through 2001          4,186            83,737            167,474

------------------
(1) The Compensation/Management Development Committee awarded performance incentive units to the named executive officers, except in the case of Mr. Clark who received his units on March 15, 1999, the date he joined the Company.

(2) Performance incentive units. Stock awards were issued in tandem with the performance incentive units, and payment of such awards is contingent upon meeting the same performance targets as provided for with the performance incentive units. (See Note 2 to the Summary Compensation Table.)

(3) The value on maturation of a performance incentive unit is determined by performance over a time period as plotted on a grid defined by two axes; one axis sets forth average return on assets, and one axis sets forth average earnings per share for the period 1999-2001. Each performance incentive unit has a stated value of $1.00, and the 1999 performance incentive unit grid results in a zero payout for performance of less than 11.5% return on assets or less than an average earnings per share of $1.70 over the performance period. A payout of $1.00 per unit will be made if performance reaches the target, and a payout of $2.00 per unit will be made if performance reaches the maximum of the measurement scale.

(4) Mr. Clark joined the Company on March 15, 1999. As part of his initial employment agreement, Mr. Clark also received 2,200 performance incentive units for the 1997-2000 plan period. These performance incentive units (as opposed to the units issued for the 1999-2001 period) were issued at the exercise price of stock options granted in connection with the original grant of performance incentive units in 1997 of $16.9375, and the 1997 performance incentive unit grid results in a zero payout for performance of less than 5% return on assets or less than an average earnings per share of $1.40 over the performance period. A payout of $16.9375 per unit will be made if performance reaches the target, and a payout of $33.875 per unit will be made if performance reaches the maximum of the measurement scale.

Employment Agreements with Executive Officers

Chief Executive Officer

     Ronald J. Naples assumed the position of President and Chief Executive Officer of the Company on October 2, 1995. Effective that date, Mr. Naples entered into an employment agreement with the Company for a term ending December 31, 1998. Effective January 1, 1999, the Company and Mr. Naples entered into a new employment agreement ("Employment Agreement") for a five (5) year term ending on December 31, 2003 and continuing thereafter for successive terms of one (1) year unless timely notice to terminate is given by either the Company or Mr. Naples. Mr. Naples' base salary was initially set at an annual rate of $425,000 which is to be reviewed annually after January 1, 2000. Mr. Naples is eligible to participate in the Company's Annual Incentive Compensation Plan and Long-Term Performance Incentive Plan.

     The Employment Agreement further provides that upon the termination of Mr. Naples' employment for reasons other than Mr. Naples' death or disability or by the Company for "cause" or by Mr. Naples for other than "good reason" (each as defined in the Employment Agreement), the Company will pay Mr. Naples termination benefits ranging from 250% to 300% of his base salary and annual bonus depending upon when such termination occurs. Furthermore, if Mr. Naples' employment is terminated within three (3) years of a "Significant Transaction" (as defined in the Employment Agreement) or if Mr. Naples resigns for any reason between nine (9) and eighteen (18) months following a Significant Transaction, the Company will pay Mr. Naples a termination benefit of 300% of his base salary and annual bonus. In addition, subject to certain conditions, if Mr. Naples' employment is terminated, his right to exercise his stock options may be accelerated. Under Mr. Naples' prior Employment Agreement, the Company made loans to cover withholding and additional taxes on stock awards previously earned in 1995, 1997, and 1998 in the principal amount of $828,570. Each loan has a ten (10) year term and bears interest ranging from 5.55% to 6.4% depending on the date the loan was made. The aggregate principal balance owing as of December 31, 1999 as a result of such loans was $828,570 exclusive of accrued interest of $25,191.

     All other executive officers of the Company are employed pursuant to employment agreements, which agreements provide for each officer's salary and the basis upon which his bonus, if any, is to be calculated. Salary and bonuses, if any, are adjusted annually by the Compensation/Management Development Committee. Except in the case of Mr. Meijer, each employment agreement is for an initial term of one (1) year and thereafter is automatically renewed for successive one (1) year terms unless either party gives written notice of termination at least ninety (90) days prior to the expiration of the then current term. Mr. Meijer's employment agreement provides for continued employment until either party gives the other party three (3) months' notice of termination. In addition, Mr. Meijer's agreement provides for a payment equal to two (2) years salary, bonus, and vacation if he elects to resign from his position within twelve (12) months of a change in control. Also, if the Company terminates Mr. Meijer's employment for other than cause, it shall pay to Mr. Meijer an amount equal to two (2) months income (as defined in Mr. Meijer's employment agreement) for each year of service up to a maximum of twenty-four
(24) months. In addition, Mr. Bauer is entitled to twenty-four (24) months salary and bonus, and Messrs. Clark and Ma are each entitled to eighteen (18) months salary and bonus if they are terminated (other than for cause) within three (3) years of a change in control, and in all other cases, Messrs. Bauer and Clark are entitled to severance equal to twelve (12) months of salary if terminated by the Company (other than for cause).

Pension and Death Benefits

     Substantially all of the Company's U.S. employees are covered by a noncontributory qualified defined benefit retirement plan (the "Pension Plan"). The method of funding the Pension Plan does not readily permit the calculation of the required contribution, payment, or accrual applicable to any covered individual. The formula for determining the annual pension benefit is based upon two formulas, a past service formula for service through December 1, 1996 and a future service formula for service beginning December 1, 1996, as follows: (a) 1.1% of the employee's Highest Average Earnings (HAE) (which means the average of the employee's three highest consecutive years of pay including overtime, shift differential, bonuses, and commissions) before December 1, 1996 plus .5% of HAE over the employee's Covered Compensation as defined in the Pension Plan (which depends on the employee's birth date and is determined from an Internal Revenue Service table which is updated each year) times the employee's service up to December 1, 1996; and (b)(i) for the employee's service after December 1, 1996 until past and future service total 35 years, 1.15% of annual pay plus .6% of annual pay over the employee's Covered Compensation and (ii) for the employee's service after December 1, 1996 beyond 35 years, 1.3% of annual pay.

     Listed below for each of the persons named is the estimated annual pension benefit payable to them and their credited service under the Pension Plan. The estimate of the annual pension benefit was made by adding to the accrued benefits as of November 30, 1999 an estimate of benefits that will be accrued from December 1, 1999 to age 65 based upon W-2 or other information.

                                                                      YEARS
                                                                    CREDITED
                                         ESTIMATED ANNUAL         SERVICE AS OF
     NAME                                PENSION BENEFIT            12/31/99
     ----                                ----------------         -------------
     Ronald J. Naples                        $29,493                    3
     Joseph W. Bauer                          21,476                    1
     Ian F. Clark                             24,192                    0
     Daniel S. Ma                             28,165                    6
     Marcus C. J. Meijer                      84,760(1)                 8

------------------
(1) The pension benefit for Mr. Meijer is provided by a policy funded through premiums paid to an insurance company. The premiums are currently equal to 16.75% of Mr. Meijer's annual pensionable salary.

     The Company also provides supplemental retirement income in accordance with the provisions of a Supplemental Retirement Income Program (the "Program") which became effective on November 6, 1984. The Program, which is a "non-qualified plan" for federal income tax purposes, is intended to provide to officers of the Company elected to office by the Board of Directors additional retirement income in certain cases. Generally speaking, an officer who, as of age 65, has completed at least 30 years of employment with the Company and/or its affiliated companies will qualify for the maximum benefit under the Program which will entitle him to receive annually from the date of retirement until death such payments, if any, as are required to maintain his "net post-retirement income," as defined, at a level equal to 80% of his "net pre-retirement income," as defined. For an officer who otherwise qualifies to participate in the Program but, as of age 65, has completed less than 30 years of employment (15 years in the case of Mr. Naples), the maximum benefit is reduced by 2% (2.667% in the case of Mr. Naples) for each such full year of employment less than 30 (15 years in the case of Mr. Naples). Further, under certain circumstances, Mr. Naples' benefit commencement date may be reduced to age 60. Because the benefits payable under the Program depend on various post-retirement factors that are not presently known or knowable (e.g., defined benefit pension calculation, number of years employed less than 30, social security benefit at age 65, federal, state, and local income taxes on pension and social security benefits), it is impossible to determine in advance which officers might be eligible to receive payments under the Program or the amount payable to any participant. Payments were made pursuant to the Program during the year ended December 31, 1999 in the aggregate amount of $286,042.

     Listed below for each named executive officer is the estimated annual payment to be made under the Program assuming that (a) the named executive officer retires at age 65; (b) the officer's compensation (salary plus incentive) remains at its current level; (c) the estimated pension benefit is as set forth above; (d) social security benefits remain unchanged and at the current level; and (e) there is no change to the current federal, state, and local income tax rates applicable to pension and social security benefits.

                                                         ESTIMATED PAYMENT
     NAME                                                UNDER THE PROGRAM
     ----                                                -----------------
     Ronald J. Naples                                        $263,718
     Joseph W. Bauer                                           88,292
     Ian F. Clark                                              63,078
     Daniel S. Ma                                              52,505
     Marcus C. J. Meijer                                            0(1)

------------------
(1) Mr. Meijer does not participate in the Pension Plan and, therefore, is not eligible for payments under the Program.

     Certain of the Company's executive officers are entitled to a death benefit if employed by the Company at the time of death. The benefit, equal to 1 1/3 times the deceased officer's then current annual salary plus $30,000, is payable in installments at various times over a 40 month period after death. The Company's policy is not to provide currently for this contingent future liability.

COMPENSATION OF DIRECTORS

     Employees of the Company are not paid any fees for services as a director of the Company. Directors who are not employees of the Company are paid an annual retainer of $18,000. Directors who are not current or former employees of the Company are paid a fee of $1,000 for each Board and each Committee meeting attended. Committee Chairmen are paid an annual retainer as follows: Audit Committee, $2,000; Nominating Committee and Compensation/Management Development Committee, $1,500; Executive Committee, $48,000.

     Each member of the Board is required to hold at least 5,000 shares of the Company's Common Stock, and, until 5,000 shares are accumulated, 75% of the annual retainer is paid in the form of shares.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Individual increases for officers are recommended by the Chief Executive Officer other than for himself and acted upon by the Compensation/Management Development Committee.

              COMPENSATION/MANAGEMENT DEVELOPMENT COMMITTEE REPORT
                           ON EXECUTIVE COMPENSATION

Introduction

     The Compensation/Management Development Committee (the "Committee") of the Board is comprised of four independent non-employee directors. The Committee is responsible for establishing and maintaining the Company's executive compensation and management development programs which have been designed to attract and retain performance-oriented key executives who are committed to the long-term success of the Company and the enhancement of shareholder value.

     The purpose of the Company's executive compensation program is to compensate on the basis of performance. Accordingly, a considerable portion of an executive officer's total compensation is incentive-based and tied directly to the achievement of pre-established business goals. By relating executive compensation to the results achieved, compensation is linked to the interests of all shareholders. The program has three components: a base salary; an annual incentive cash payment; and compensation realized from options, common stock, and cash payments issued under the Company's Long-Term Performance Incentive Plan (the "Plan").

Competitive Reward Systems

     In order to attract, motivate, and retain executives, the Company positions its executive officer base pay levels at the median of a broad cross section of both chemical, chemical specialty, and general industry companies, using a database available through a human resources consulting company. The Company positions, assuming maximum incentive payments, the total compensation for executives in the seventy-fifth percentile of the comparator group. Because base salaries are targeted at the median, the compensation focus for executives is clearly on long-term incentives. With respect to executive officers in other countries, the base pay is determined based upon the regions in which they are located. While average base pay is at the median of the companies surveyed according to recent data, attainment of the maximum incentive portion would place total compensation in the seventy-fifth percentile of the survey group.

Compensation Components

     Base salary is reviewed annually, and increases are based primarily on performance against pre-established goals with major emphasis on the attainment of financial objectives and the extent of the individual's penetration of his/her salary range. Increases in salary in 1999 were determined by considering market data, responsibilities of the position, job performance, and the Company's overall financial results. In the case of some foreign-based executive officers, salary increases may be mandated by the laws in the particular country or region even when similar increases are not granted to officers residing in the United States.

     The incentive compensation component is paid on an annual basis in the form of a cash bonus. The incentive is designed to be a short-term award for specific results and performance in a given year and to be competitive within the marketplace. In 1999, the major portion of the incentive award was based on the attainment of a previously established consolidated corporate Profit-Before-Tax ("PBT") target. In the case of the business unit heads, there is also a management discretionary award, which is paid if certain regional financial objectives are attained. The actual incentive award payout is based on the attainment of corporate financial goals and, in certain cases, regional financial goals.

     At the beginning of the year, the Chief Executive Officer ("CEO") recommends bonus gates at three levels of consolidated corporate PBT performance as follows: (1) Threshold -- the PBT level at which an entry bonus is earned;
(2) Mid -- the PBT level at which a mid-level bonus is earned; and (3) Maximum -- the PBT level at which the maximum bonus is earned. The maximum financial bonus amount is determined by multiplying the compensation salary grade midpoint of the position by a previously established incentive award percentage. The greater the weight of the position and resultant impact on profitability of the Company, the greater the percentage. In the case of the CEO, the maximum financial award that might be paid is 80% of his salary. The applicable maximum percentage for executive officers is lower and can range from 45% to 60% of salary grade midpoint. Depending upon the performance level achieved, the bonus amount can be as high as the Maximum, or if performance is below the Threshold level, no bonus will be paid.

     The discretionary bonus award may be paid on the attainment of pre-established goals and within pre-established boundaries.

     In 1999, pre-tax profits were slightly above the Maximum level, and, accordingly, the CEO and all other executive officers did receive bonuses calculated at the Maximum level.

     The final component is compensation realized from the Long-Term Performance Incentive Plan comprising a combination of grants of incentive stock options, non-qualified options, Common Stock, and cash issued under the Plan. Awards under the Plan play an important role in the Company's executive compensation structure thereby making compensation more dependent upon the long-term performance of the Company. With stock options, executive officers receive gains only if the stock price improves over the fair market value at the date of the grant. The payment of the Common Stock and performance incentive cash awards is dependent upon meeting certain predetermined performance targets, which under the 1999-2001 performance period is based on average earnings per share growth rate and pre-tax return on assets. The purpose of issuing stock options and stock and performance incentive cash awards is to motivate executive officers to make the types of long-term changes in the Company's business that will affect long-term total return to shareholders. The amounts of the awards are based on the relative position of each executive officer within the organizational structure of the Company and past practice and performance factors independent of the terms and amounts of awards previously granted.

     Consistent with this philosophy, the Company encourages and in some cases requires executives to hold stock delivered through equity-based plans. In 1999, the Committee established stock ownership guidelines for officers and key employees of the Company. The guidelines for stock ownership range from stock worth 25% to 300% of base salary depending on job level. Penalties may be applied to those who do not meet the guidelines within four years of becoming covered by the guidelines.

     The Company's practice is to grant stock options combined with Common Stock and performance incentive cash awards to executive officers every year for rolling three-year performance periods. On March 17, 1999, the Committee granted options, stock awards, and performance incentive cash awards for the 1999-2001 period to the CEO and all of the other named executive officers.

Compensation of Chief Executive Officer

     The compensation of the CEO, Ronald J. Naples, for the 1999 year was established in early 1999 by the Compensation/Management Development Committee (the "Committee") and was incorporated into Mr. Naples' new Employment Agreement with the Company, as reported in detail elsewhere in this Proxy Statement. The total compensation package for Mr. Naples was established by the Committee at levels considered by the Committee to be reasonable after having taken into account Mr. Naples' performance over the past three years and comparing his compensation package within industries against which all of the other Company positions are compared as discussed earlier in this report.

Deductibility of Compensation for Tax Purposes

     Section 162(m) of the Internal Revenue Code (the "Code"), enacted in 1993, generally imposes a $1,000,000 limit on the amount of compensation deductible by the Company in regard to compensation paid to the Company's CEO and the four most highly compensated executive officers. Although the reported compensation of the Company's CEO set forth in the Summary Compensation Table above in prior years was in excess of $1,000,000, the $1,000,000 threshold for Section 162(m) purposes was not exceeded due to a variety of factors. Accordingly, all of the compensation paid in 1999 to the Company's CEO and the other four most highly compensated executive officers is expected to be fully deductible for tax purposes by the Company. It is considered unlikely that the compensation of any of the CEO or the other four most highly compensated executive officers will exceed the Section 162(m) $1,000,000 threshold in the near future. Therefore, the Company has not adopted any policy with respect to qualifying compensation paid to executive officers for deductibility under Section 162(m) of the Code.

                                         Compensation/Management Development
                                         Committee

                                              Robert H. Rock, Chairman
                                              Donald R. Caldwell
                                              Robert E. Chappell
                                              Edwin J. Delattre

Performance Graph

     Set forth below is a line graph comparing the yearly percentage change in the cumulative total shareholder return on the Company's Common Stock against the cumulative total return of the S&P SmallCap 600 Stock Index, and the S&P Chemicals (Specialty) Index for the period of five (5) fiscal years commencing December 31, 1994 and ending December 31, 1999.

                COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN*
             AMONG QUAKER CHEMICAL CORPORATION, THE S & P SMALLCAP
            600 INDEX AND S & P CHEMICALS (SPECIALTY) SMALLCAP INDEX

                                   [GRAPHIC]

   In the printed version of the document, a line graph appears which depicts the following plot points:

                    QUAKER            S&P SMALLCAP            S&P CHEMICALS
                   CHEMICAL CORP        600 INDEX        (SPECIALTY) - SMALLCAP

Dec 94               100                 100                      100
Dec 95                74.97              129.96                   115.31
Dec 96                95.71              157.67                   189.56
Dec 97                115.38             198.01                   240.24
Dec 98                114.48             195.42                   254.44
Dec 99                 95.05             219.66                   253.09

----------
* $100 invested on 12/31/94 in stock or index-- including reinvestment of dividends. Fiscal year ending December 31.

               APPROVAL OF THE 2000 EMPLOYEE STOCK PURCHASE PLAN

     On March 22, 2000, the Board of Directors adopted the Quaker Chemical Corporation 2000 Employee Stock Purchase Plan (the "Plan"), which will become effective upon shareholder approval. The maximum number of shares of the Company's Common Stock available for purchase by eligible employees in one or more annual offerings under the Plan is 500,000, subject to adjustments for stock splits, stock dividends, and recapitalization.

     The following summary of the Plan is qualified by reference to the complete text of the Plan which is attached as Exhibit B to this Proxy Statement.

Purpose of the Plan

     The purpose of the Plan is to provide all eligible employees of the Company and certain subsidiaries an opportunity to purchase stock of the Company and to foster interest in the Company's success, growth, and development.

Description of the Plan

     The Plan is intended to be an "employee stock purchase plan" within the meaning of Section 423 of the Internal Revenue Code of 1986, as amended (the "Code"); it is not intended to constitute a qualified plan as contemplated by
Section 401(a) of the Code. The Plan is not subject to the provisions of the Employee Retirement Income Security Act of 1974.

     Under the Plan, shares will be offered to certain employees of the Company and its designated subsidiaries as the Board of Directors may from time to time designate. Each eligible employee will be given the opportunity to pay for the shares by way of lump sum prepayments of not less than $250 or more than $2,500 per month or by payroll deductions in an amount not less than $10 per pay period for salaried employees or $5 per pay period for hourly employees. No participant will have a right to purchase shares in any one plan year to the extent that the value of such shares would exceed the lesser of $25,000 or the employee's base salary for the plan year.

     The Company will make a series of annual offerings under the Plan commencing January 1, 2001. The price to be paid for shares by eligible employees who elect to participate in an annual offering will be 85% of the market price of the Common Stock on the last day of each calendar month during that annual offering. On each such date, each employee will be deemed to have purchased as many full shares as the amount in his account is sufficient to pay for at that price. In the event the number of shares which might otherwise be purchased by all participants on any such date exceeds the number of shares available for purchase, each participant will be entitled to purchase a pro rata portion of the available shares. Shares available in an annual offering may not be purchased more than 12 months after the effective date of the annual offering and any amount remaining in an employee's account at the expiration of each annual offering will be refunded to the participant.

Eligibility

     In general, to be eligible to participate in the Plan, an employee must customarily be employed for more than 20 hours per week and have been employed by the Company for at least three (3) months. No employee who holds, or after the purchase of shares under the Plan would hold, 5% or more of the voting power of the voting shares of the Company is eligible to participate under the Plan. It is not presently possible to estimate the number of shares included in each annual offering and the level of participation by all eligible employees. Under the prior plan, 75,000 shares were included in each offering and approximately 15% of the eligible employees participated.

Use of Funds

     As and when payments are made by employees, they will be placed in the general funds of the Company. Until shares credited to an employee's account are registered in the name of the employee, the shares will be registered in the name of the Plan, the Plan Committee or a nominee account, as determined by the Plan Committee which shall consist of three (3) members who shall be appointed by the Board of Directors.

Market Value

The average market price of the Company's Common Stock on March 10, 2000 was $15.22.

Federal Income Tax Consequences

     Under the provisions of the Internal Revenue Code, no income will be recognized by an employee for Federal income tax purposes upon the employee's election to participate in the Plan or upon the employee's purchase of shares under the Plan. However, an employee will have a taxable event if the employee disposes of the shares purchased pursuant to the Plan or if the employee dies while owning shares so purchased. The tax consequences to an employee will vary depending on whether the disposition occurs before or after the expiration of the applicable holding period, which ends upon the expiration of two years from the date the shares were purchased by the employee under the Plan.

     A disposition of shares prior to the expiration of the applicable holding period (a "disqualifying disposition"), will cause the recognition of ordinary income by the employee (included in gross income as compensation) in the year of disposition equal to the amount by which the fair market value of the shares at the time the shares were purchased exceeds the purchase price. Upon a disposition of shares by an employee after the expiration of the applicable holding period, or upon the death of the employee while holding shares acquired under the Plan (whether death occurs before or after the expiration of the applicable holding period), the employee will recognize ordinary income (includable in gross income as compensation) to the extent of the lesser of (a) the amount by which the fair market value of the shares at the time of disposition exceeds the purchase price or (b) the amount by which the fair market value of the shares at the time the shares were purchased exceeds the purchase price. Provided the shares are capital assets in the hands of the employee, if the price at which they are sold exceeds their adjusted cost basis, the excess will be a capital gain, and if the price is less than their adjusted cost basis, the loss will be a capital loss. This capital gain or loss will constitute long-term capital gain or loss if the shares have been held for more than one year at the time of disposition and short-term capital gain or loss if they have been held for one year or less at the time of disposition. The basis of the shares in the employee's hands at the time of a disposition will consist of the price paid by the employee for the shares, increased by the amount (if any) included in the employee's gross income as compensation.

Company Deduction

     The Company is entitled to a tax deduction only to the extent that the employee recognizes ordinary income because the employee sells or otherwise disposes of the shares of Common Stock before the holding period expires.

Registration Statement

     If the shareholders approve the Plan, the Company expects to file a registration statement with the Securities and Exchange Commission with respect to the shares of Common Stock to be offered under the Plan. Offerings under the Plan will be made pursuant to that Registration Statement, as amended, after it has been declared effective by the Commission. The expenses of the offerings will be paid by the Company.

     THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE IN FAVOR OF THE ADOPTION OF THE COMPANY'S 2000 EMPLOYEE STOCK PURCHASE PLAN.

                     APPOINTMENT OF INDEPENDENT ACCOUNTANTS

     The Board of Directors of the Company has appointed PricewaterhouseCoopers LLP, independent accountants, to examine the accounts of the Company for the year ending December 31, 2000 and to report on the Company's financial statements for that period. The firm of PricewaterhouseCoopers LLP has acted as independent accountants for the Company since 1968. Representatives of PricewaterhouseCoopers LLP will be present at the Meeting to make a statement if they desire to do so and to respond to appropriate questions.

     There is no requirement that the appointment of PricewaterhouseCoopers LLP as the Company's independent accountants be submitted to the shareholders for their approval. However, the Board of Directors believes that shareholders should be provided an opportunity to express their views on the subject. The Board of Directors will not be bound by a negative vote but may take any negative vote into consideration in future years.

     THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE IN FAVOR OF THE RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP.

                 DEADLINE FOR RECEIPT OF SHAREHOLDER PROPOSALS
                    TO BE INCLUDED IN MANAGEMENT'S PROXY AND
                  PROXY STATEMENT FOR THE NEXT ANNUAL MEETING
                                OF SHAREHOLDERS

     In order for a shareholder's proposal(s) to be considered for inclusion in the Company's Proxy Statement and proxy for the 2001 Annual Meeting of Shareholders, the shareholder must present his or her proposal(s) to the Company not later than November 30, 2000.

                 DEADLINE FOR PROPOSALS AS TO WHICH MANAGEMENT
                     WILL NOT HAVE DISCRETIONARY AUTHORITY

     At the 2001 Annual Meeting of Shareholders, Management of the Company will have discretionary authority to act upon such matters as may be brought before the Meeting or any adjournment thereof as to which written notice was not received by the Company on or before February 13, 2001.

                                 OTHER MATTERS

     The Board of Directors does not know of any matters other than the matters described herein and procedural matters to be presented at the Meeting. If any other matters properly come before the Meeting, the persons named in the accompanying proxy will vote on such matters in accordance with their best judgment.

                                         By Order of the Board of Directors,

                                         /s/ D. Jeffry Benoliel
                                             ------------------
                                             D. Jeffry Benoliel
                                             Secretary

Dated: March 30, 2000

                                                                       EXHIBIT A

                  SHAREHOLDER VOTING ADMINISTRATIVE PROCEDURES

Voting Rights

     At the Annual Meeting of Shareholders held May 6, 1987, shareholders approved an amendment to the Articles of Incorporation, pursuant to which the holders of the Company's $1.00 par value Common Stock on May 7, 1987 (the "Effective Date") became entitled to 10 votes per share of Common Stock with respect to such shares, and any shares of Common Stock acquired after the Effective Date, subject to certain exceptions, shall only be entitled to 1 vote per share until such shares have been owned beneficially for a period of at least 36 consecutive calendar months, dating from the first day of the first full calendar month on or after the date the holder acquires beneficial ownership of such shares (the "Holding Period"). Each change in beneficial ownership with respect to a particular share will begin a new "1 vote" Holding Period for such share. A change in beneficial ownership will occur whenever any change occurs in the person or group of persons having or sharing the voting and/or investment power with respect to such shares within the meaning of Rule 13d-3 of the General Rules and Regulations under the Securities Exchange Act of 1934. Under the amendment, a share of Common Stock held of record on a record date shall be presumed to be owned beneficially by the record holder and for the period shown by the shareholder records of the Company. A share of Common Stock held of record in "street" or "nominee" name by a broker, clearing agency, voting trustee, bank, trust company, or other nominee shall be presumed to have been held for a period of less than the required 36 month Holding Period. The foregoing presumptions are rebuttable upon presentation to the Company of satisfactory evidence to the contrary. Such evidence can include trade confirmations and account statements indicating ownership through the required Holding Period. Nevertheless, the Company, at its sole discretion, will determine the adequacy of the evidence presented. The amendment also provides that no change in beneficial ownership will be deemed to have occurred solely as a result of any of the following:

     (1) a transfer by any gift, devise, bequest, or otherwise through the laws of inheritance or descent;

     (2) a transfer by a trustee to a trust beneficiary under the terms of the trust;

     (3) the appointment of a successor trustee, guardian, or custodian with respect to a share; or

     (4) a transfer of record or a transfer of a beneficial interest in a share where the circumstances surrounding such transfer clearly demonstrate that no material change in beneficial ownership has occurred.

Maintaining Records

     The Company's registrar and transfer agent, American Stock Transfer & Trust Company, maintains the Company's register of shareholders. A single register is maintained, but individual holdings are coded to indicate automatically the number of votes that each shareholder is entitled to cast. Internal mechanisms automatically convert the voting rights by a 10-to-1 ratio for those shareholders who have held their shares for the required Holding Period. Additionally, the register can be adjusted manually, in order to respond to shareholders whose shares were held in "street" or "nominee" name if shares acquired were held by the same party for the required Holding Period.

Proxy Administration

     As indicated above, record ownership proxy administration is relatively simple. The transfer agent will mail proxy cards to all shareholders, and each proxy card will reflect the number of votes that the shareholder is entitled to cast, not the number of shares held. If shareholders have deposited shares with brokers, clearing agencies, voting trusts, banks, and other nominees, such shareholders will normally be entitled to one vote per share. If they can provide evidence that they have held their shares for the Holding Period, they can increase the number of votes that may be cast to 10 votes per share by proper notification to the Company. Equally, if a shareholder believes that he or she is entitled to 10 votes per share by virtue of falling within one of the exceptions set forth above, that can be accomplished through proper notification to the Company. Acceptable substantiation will in most cases be a letter from the shareholder explaining the circumstances and stating why he or she feels that the common shares held by such shareholder are entitled to 10 votes per share, either because the shares have been held for the required Holding Period or because the shareholder falls within one of the exceptions set forth above. The Company reserves the right to change what it deems to be acceptable substantiation at any time if it appears from experience that the present definition is inadequate or is being abused, and further reserves the right at any time to require that a particular shareholder provide additional evidence that one of the exceptions is applicable.

     Where evidence is presented that is satisfactory, the shareholder records will be manually adjusted as appropriate. The shareholder submitting the evidence will be advised as to any action taken or not taken, which will be posted by ordinary mail to the shareholder's registered address.

     Special proxy cards are not used, and no special or unusual procedures are required in order properly to execute and deliver the proxy card for tabulation by the transfer agent.

Summary

     The procedures set forth above have been reviewed with representatives of various brokers and banks, as well as counsel to the Company. Those representatives have made helpful and valuable suggestions, which have been incorporated in the procedures.

     The Company is confident that these procedures are efficient in addressing the complications of multi-vote casting and tabulating, but the Company is prepared to revise them if experience dictates the need for revision.

     If a Shareholder has questions concerning the Shareholder Voting Procedures or would like to present evidence of ownership through the required 36 month Holding Period, please contact Irene Kisleiko, the Company's Assistant Secretary, at (610) 832-4119.

                                                                       EXHIBIT B

                          QUAKER CHEMICAL CORPORATION
                       2000 EMPLOYEE STOCK PURCHASE PLAN

                         ------------------------------

 1. Purpose. The purpose of the Quaker Chemical Corporation 2000 Employee Stock Purchase Plan (the "Plan") is to provide all eligible employees of Quaker Chemical Corporation, a Pennsylvania corporation (the "Company"), and all eligible employees of the Company and its Designated Subsidiaries an opportunity to purchase stock of the Company through offerings thereof and to foster interest in the Company's success, growth, and development. It is the intention of the Company that the Plan shall qualify as an "Employee Stock Purchase Plan" within the meaning of Section 423 of the Internal Revenue Code of 1986, as amended (the "Code"). The provisions of the Plan shall, accordingly, be construed so as to extend and limit participation in a manner consistent with the requirements of that Section of the Code.

 2.  Definitions.

       (a) "Account" means the record which shall be maintained by the Company for each Participant for each Offering and which shall reflect the method(s) of making payments, the amount of payments made, the number of shares of Stock purchased, the number of shares of Stock distributed, the amount of dividends received on shares of Stock which have not been distributed, and the amount of dividends distributed.

       (b) "Base Salary" means straight-time earnings, excluding payments for overtime, commissions, incentive compensation, bonuses, and other special payments, except to the extent that the inclusion of any such item is specifically designated by the Committee.

       (c)     "Board" means the Board of Directors of the Company.

       (d) "Committee" means the committee established under Paragraph 11 to administer the Plan.

       (e) "Designated Subsidiary" means a Subsidiary that has been designated by the Board from time to time, in its sole discretion, to be eligible as an Employer in the Plan.

       (f) "Employee" means any person, including any officer, who is employed by an Employer and whose customary employment is more than twenty (20) hours per week.

       (g) "Employer" means, collectively, the Company and its Designated Subsidiaries.

       (h) "Fair Market Value of Stock on the Investment Date" means the mean between the highest and lowest reported selling prices for the Stock on the Investment Date, or if sales are not reported for the Stock, the mean between the closing bid and asked prices for the Stock on the Investment Date.

       (i) "Investment Date" means the last day of each calendar month in each Plan Year in which the organized securities trading markets in the United States are open for business.

       (j) "Offering" means an announcement to Employees pursuant to Paragraph 4 that Stock may be purchased under the Plan during the ensuing Plan Year.

       (k) "Participant" means an Employee who has agreed to participate in an Offering and has met the requirements of Paragraphs 3 and 5.

       (l) "Plan Year" means the twelve (12) month period commencing on January 1 and ending on December 31.

       (m) "Stock" means, subject to the provisions of Paragraph 14, shares of the Common Stock, $1.00 par value, of the Company.

       (n) "Subsidiary" means any corporation, other than the Company, in an unbroken chain of corporations, beginning with the Company if, at the time an option is granted under the Plan, each of the corporations, other than the last corporation in the unbroken chain, owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

 3.  Eligibility.

       (a) Any Employee who has been employed by an Employer for at least three (3) full calendar months shall be eligible to participate in the Plan, but the right to purchase Stock under the Plan shall commence as of the first day of the calendar month next following the completion of said three
               (3) full calendar months of continuous employment with an Employer.

       (b) Any provision of the Plan to the contrary notwithstanding, no Employee shall have the right to purchase Stock under the
               Plan:

               (i) If, immediately after such right to purchase is granted, such Employee would own Stock, and/or hold outstanding options to purchase Stock, possessing 5% or more of the total combined voting power or value of all classes of capital stock of the Company or of any Subsidiary corporation of the Company; or

               (ii) If such Employee's rights to purchase Stock under all employer stock purchase plans of the Company and its Subsidiaries would accrue at a rate which exceeds in any Plan Year in which such right is outstanding at any time the lesser of shares of Stock having a fair market value of $25,000 or such Employee's Base Salary for the Plan Year.

 4. Offerings. At least thirty (30) days prior to each Plan Year the Company may (but shall not be obligated to) announce an Offering to Employees to purchase Stock under the Plan during the ensuing Plan Year. The announcement shall specify the maximum number of shares of Stock that may be purchased in said Offering by all eligible Employees.

 5.  Participation.

       (a) An Employee who is or will be eligible to participate in the Offering may do so by one or both of the following methods:

               (i) Completing and filing with the Committee a Withholding Purchase Agreement in which the Employee shall elect to participate by payroll deduction and shall authorize the amount (in whole dollars and which shall be not less than $10 per pay period for salaried employees and $5 per pay period for hourly employees) which shall be withheld from the Employee's Base Salary in each pay period throughout the Plan Year.

               (ii) From time to time during the Plan Year (not more
                    frequent than once a month), file with the Committee a Prepayment Purchase Agreement in which the Employee shall elect to participate by lump sum payment and indicate the amount of the lump sum (which shall not be less than $250 or more than $2,500) which is being paid by the Employee with the Prepayment Purchase Agreement.

       (b) All payments made by a Participant shall be credited to the Participant's Account.

       (c) A Participant may amend a Withholding Purchase Agreement previously filed once and not more than once per calendar quarter and may discontinue participation in an Offering as provided in Paragraph 8. Any such amendment shall be implemented and put into effect by Employer with reasonable promptness.

       (d) On a quarter-annual basis, the Committee shall send to each Participant a statement of the Participant's Account. The statement shall reflect all Account balances as of the end of the calendar quarter and transactions in the Account during the quarter.

 6. Grant of Options. Each Participant in an Offering will be deemed to have been granted an option to purchase as many full shares of Stock as may have been purchased in the Participant's Account in the Plan Year pursuant to the provisions of Paragraph 7.

 7.  Purchases of Stock.

       (a) The option price of Stock purchased by a Participant on an Investment Date shall be 85% of the Fair Market Value of Stock on the Investment Date.

       (b) At the close of business on each Investment Date, the uninvested Participant payment balance of each Participant's Account shall be determined, the Participant will purchase as many full shares of Stock as possible at the option price of Stock on said Investment Date, the Participant's Account shall be charged for the dollar amount of such purchase, and the Participant's Account shall be credited with the number of shares of Stock purchased.

       (c) Purchases of Stock under the Plan shall continue to be effected and shall be charged and credited to the Accounts of Participants throughout the Plan Year until such time as the maximum number of shares announced as being subject to purchase in the Offering (unless such number shall have been increased in a subsequent announcement made during the Plan
               Year) shall have been purchased by all Participants. If, on an Investment Date the number of shares which might otherwise be purchased exceeds the number of shares remaining for purchase in the Offering, the shares available for purchase shall be allotted among the Participants pro rata based on the total number of shares subject to purchase by all Participants on the Investment Date.

       (d) Dividends paid on shares of Stock credited to a Participant's Account shall be held by the Committee, until withdrawn by a Participant or distributed to a Participant, in a separate non-interest bearing fund and shall be credited to the Participant's Account. On a quarter-annual basis, the Committee shall distribute to Participant any dividends (which have not been previously distributed or withdrawn) credited to the Participant's Account.

       (e) At the end of a Plan Year or when the maximum number of shares of Stock included in the Offering have been purchased, any uninvested Participant payment balance in a Participant's Account shall be refunded to the Participant, any dividends (which have not been previously distributed or withdrawn) then credited to the Participant's Account shall be distributed to the Participant, and a certificate representing the number of shares of Stock then credited to the Participant's Account shall be registered in the name of and issued to the Participant. When all shares included in an Offering have been purchased, all outstanding Withholding Purchase Agreements and Prepayment Purchase Agreements shall be cancelled.

 8.  Withdrawal.

       (a) A Participant may withdraw all uninvested Participant payment balances credited to the Participant's Account at any time by giving written notice to the Committee. All such sums shall be paid to the Participant with reasonable promptness after receipt of the notice of withdrawal. A Participant may withdraw all shares of Stock credited to the Participant's Account at any time by giving written notice to the Committee. As soon as reasonably practicable thereafter, the Committee shall cause a certificate representing said shares to be registered in the name of and issued to the Participant. A Participant may withdraw all dividends credited to the Participant's Account at any time by giving written notice to the Committee. All such sums shall be paid to the Participant with reasonable promptness after receipt of the notice of withdrawal.

       (b) A Participant's withdrawal of shares of Stock and/or of the unexpended payment balances credited to the Participant's Account shall constitute the Participant's withdrawal from participation in the Offering for the Plan Year, but will not have any effect upon the Participant's eligibility to participate in any succeeding Offering. A Participant's withdrawal of dividends will not have any effect upon the Participant's eligibility to continue to participate in the Offering for the Plan Year or in any succeeding Offering.

       (c) In the event of a Participant's death, retirement, or termination of employment with Employer, no further payments shall be made by or on behalf of the Participant, no further purchases of Stock shall be made by or on behalf of the Participant, and the uninvested Participant payment balance, credited shares of Stock, and unwithdrawn dividends in the Account shall be paid with reasonable promptness to the Participant or to the Participant's beneficiary.

 9.  Interest.  No interest shall be credited to or paid on a Participant's
Account.

10.  Stock.

       (a) The shares of Stock to be purchased by Participants under the Plan may be authorized and unissued shares or shares held in the treasury (including shares purchased for use and sale in connection with the Plan) of the Company, as may be determined from time to time by the Board. The maximum number of shares which shall be made available for sale under the Plan during all Offerings shall be 500,000 shares of Stock, subject to adjustment upon changes in capitalization of the Corporation as provided in Paragraph 14.

       (b) Until such time as shares of Stock credited to a Participant's Account are registered in the name of the Participant, the shares shall be registered in the name of the Plan or in the name of the Committee or in a nominee account (as determined by the Committee); and the Committee shall afford the Participant the opportunity to vote said shares and shall transmit to the Participant all mailings made by the Company to its shareholders.

11. Administration. The Plan shall be administered by a Committee consisting of not less than three (3) members who shall be appointed by the Board. Each member of the Committee shall be either a director, an officer, or an Employee of an Employer. The Committee shall be vested with full authority to engage and appoint agents and to make, administer, and interpret such rules and regulations as it deems necessary to administer the Plan. Any determination, decision, or action of the Committee in connection with the construction, interpretation, administration, or application of the Plan shall be final, conclusive, and binding upon all Employees and all Participants and any and all persons claiming under or through any Employee or Participant.

12. Designation of Beneficiary. A Participant may file with the Committee a written designation of a beneficiary who is to receive any Stock and cash in the Participant's Account in the event of such Participant's death. Such designation of a beneficiary may be changed by the Participant at any time upon written notice to the Committee. Upon the death of a Participant and upon receipt by the Committee of proof of the Participant's death and of the identity and existence of a beneficiary validly designated under the Plan, the Company shall deliver such Stock and cash to such beneficiary. In the absence of a validly designated beneficiary, the beneficiary shall be deemed to be the executor or administrator of the estate of the Participant, or if no such executor or administrator has been appointed (to the knowledge of the Committee), the Company, in its discretion, may deliver such Stock and cash to the spouse, if any, or to the children, if any, or to those persons who would be entitled to inherit from the Participant in accordance with the Inheritance Laws of the Commonwealth of Pennsylvania. No beneficiary shall, prior to the death of the Participant, acquire any interest in the Stock or cash credited to the Participant's Account.

13. Transferability. No rights with regard to the exercise of an option or to purchase or receive Stock under the Plan may be assigned, transferred, pledged, or otherwise disposed of by an Employee or by a Participant and, except as provided in Paragraph 8, rights granted under the Plan are exercisable only by a Participant during the Participant's lifetime.

14. Changes in Capitalization. In the event of any stock dividend, split-up, or recapitalization, as a result of which shares of any class shall be issued in respect of the outstanding Stock, or Stock shall be changed into the same or a different number of the same or another class or classes, the number of shares of Stock which, at the time, had not been purchased under the Plan shall be appropriately adjusted by the Company.

15. Use of Funds. All Participant payments received by the Company under the Plan may be used by the Company for any corporate purpose and the Company shall not be obligated to segregate such funds. All funds received by an Employer, other than the Company, shall be immediately forwarded by such Employer to the Company.

16. Government Regulations. The Company's obligations to sell and deliver Stock under the Plan are subject to the approval of any governmental authority required in connection with and compliance with any law or regulation applicable to the authorization, issuance, or sale of such Stock.

17. Excused Absences. If a Participant is granted a leave of absence, or if his absence from service is excused on account of illness, disability, or entering the armed forces, the Participant may, during such period of absence, make payments in cash to the Participant's Account or payments may be suspended, subject to any applicable law or governmental regulation, for such period of time as the Committee in its sole discretion shall deem reasonable.

18. Termination or Amendment. The Company reserves the right to abandon, amend, modify, or suspend the Plan at any time without notice and to revoke or terminate it at any time; provided, however, that no such amendment, revocation, or termination shall, with respect to payments theretofore credited to Participants' Accounts, adversely affect any existing Withholding Purchase Agreement or Prepayment Purchase Agreement or Offering and provided further that, except as may be required by law, no such amendment shall change the number of shares authorized to be offered under the Plan as provided in Paragraph 10 (other than a change merely reflecting a change in capitalization), or change the price at which the shares will be offered under the Plan to a price below that specified in Paragraph 7, or change or modify the eligibility requirements of Employees set forth in Paragraph 3.

19. Effective Date. The Plan shall become effective when it is approved by the shareholders of the Company, provided that such approval is obtained within twelve (12) months after March 22, 2000, the date on which the Plan was adopted by the Board.

                           QUAKER CHEMICAL CORPORATION
                               Elm and Lee Streets
                             Conshohocken, PA 19428
P
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
R
     The undersigned hereby appoints Peter A. Benoliel and Ronald J. Naples and
O each of them proxies of the undersigned, to attend the Annual Meeting of Shareholders of Quaker Chemical Corporation, a Pennsylvania corporation
X (the "Company"), to be held at the Philadelphia Marriott West, West Conshohocken, Pennsylvania, on May 10, 2000, or any adjournment thereof,
Y    and with all powers the undersigned would possess if present, to vote:

     1. ELECTION OF DIRECTORS    FOR all nominees listed below /_/            WITHHOLD AUTHORITY /_/
                                 (except as marked to the contrary below)     to vote for all nominees listed below

     Donald R. Caldwell, Robert E. Chappell, William R. Cook, and
     Robert P. Hauptfuhrer

     (Instruction: to withhold authority to vote for any individual nominee write that nominee's name on the space provided below.)

     ---------------------------------------------------------------------------

     2. PROPOSAL TO APPROVE THE ADOPTION OF THE COMPANY'S 2000 EMPLOYEE STOCK PURCHASE PLAN.

                       FOR /_/     AGAINST /_/     ABSTAIN /_/

     3. PROPOSAL TO RATIFY THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS THE COMPANY'S INDEPENDENT ACCOUNTANTS FOR 2000.

                       FOR /_/     AGAINST /_/     ABSTAIN /_/

                           (CONTINUED ON REVERSE SIDE)

                          (CONTINUED FROM REVERSE SIDE)

4. IN THEIR DISCRETION UPON SUCH OTHER MATTERS AS MAY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF FOR WHICH NOTICE HAS NOT BEEN RECEIVED BY COMPANY ON OR BEFORE FEBRUARY 15, 2000.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2, AND 3.

     The undersigned hereby also acknowledges receipt of the Notice of Annual Meeting of Shareholders, the Proxy Statement with respect to said Meeting, and the Company's Annual Report for the year ended December 31, 1999.

                                       DATED:                            , 2000
                                             ----------------------------

                                       ----------------------------------------
                                                          (Signature)

                                       (Signature should be exactly as name or
                                       names appear on this Proxy)

                     PLEASE DATE, SIGN, AND RETURN PROMPTLY

                          [QUAKER CHEMICAL LETTERHEAD]


                                                                  March 30, 2000


Dear Quaker Shareholder:

Your enclosed proxy card shows the number of votes you are entitled to cast not the number of shares that you own.

This reflects the action taken at the Annual Meeting of Shareholders on May 6, 1987 when shareholders approved an amendment to the Articles of Incorporation by which holders of Common Stock became entitled to 10 votes per share of Common Stock for shares which were held on that date. The amended Articles also provide that with respect to shares acquired after May 6, 1987, all shares are entitled to one vote per share until such shares are held for 36 consecutive months. After 36 months, each share is entitled to 10 votes.

There are some exceptions to the above and those exceptions are listed in Exhibit A "Shareholder Voting Administrative Procedures" to the enclosed Proxy Statement.

Because we have no means of tracking ownership of shares held in "street" or "nominee" name, such shares are presumed to have been held for a period of less than 36 consecutive months.

Please review the number of votes that are listed on the proxy card. For all shares purchased by you before March 1, 1997 (36 months before the record date), you are entitled to 10 votes per share. For all shares purchased by you after March 1, 1997, you are entitled to one vote per share.

If you feel that the votes listed do not accurately reflect the number of votes you are entitled to cast, Exhibit A to the enclosed Proxy Statement outlines procedures by which you may seek change. If you have any questions, please call Irene M. Kisleiko, Assistant Corporate Secretary, at 610-832-4119.

To allow sufficient time to research your questions or act on your requests, please call Ms. Kisleiko at Quaker Chemical as soon as possible.

Thank you.